Exhibit 4.2

EXECUTION

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of July 2, 2010 by and among Atlassian Corporation Pty Limited ACN 122 325 777, an Australian corporation (including its successor resulting directly or indirectly from its conversion or exchange from an Australian corporation to a Delaware corporation, the “Company”), the Persons listed on the Schedule of Investors attached hereto (each, an “Investor” and collectively, the “Investors” and the Persons listed on the Schedule of Other Shareholders attached hereto (each, an “Other Shareholder” and collectively, the “Other Shareholders”‘).

The parties to this Agreement are parties to a Share Sale Agreement of even date herewith (the “Share Sale Agreement”). In order to induce the Investors to enter into the Share Sale Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Share Sale Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in 9 hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Demand Registrations.

(a)           Requests for Registration. Subject to the terms and conditions of this Agreement, at any time after six months following the date on which the Company has completed a public offering of its capital stock other than a registration of stock options, stock purchase or similar plans or a transaction pursuant to SEC Rule 145 under the Securities Act (an “IPO”), the holders of a majority of the Investor Registrable Securities may submit a written request for registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and the holders of a majority of the Investor Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”) if available. All registrations requested pursuant to this paragraph 1(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten days after receipt of any such request, provided that the anticipated aggregate offering price of the Registrable Securities requested to be registered, net of underwriting discounts and commissions, is at least $5,000,000, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and, subject to the terms of paragraph 1(d) hereof, the Company shall use its best efforts to file such registration statement as soon as practicable, and shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice, subject to the limitations set forth herein.

(b)           Long-Form Registrations. The holders of a majority of the Investor Registrable Securities shall be entitled to request two (2) Long-Form Registrations (“Company-paid Long-Form Registrations”). A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and neither the last or any subsequent Company-paid Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Investor Registrable Securities are able to register and sell at least 90% of Investor Registrable Securities requested to be included in such registration; provided that in any event the

Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration pursuant to Section 5 hereof.

(c)           Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company is qualified to and, pursuant to the request of the holders of a majority of the Investor Registrable Securities, has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (the “Shelf Registration”), then the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration to remain effective for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act.

(d)           Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Investor Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their reasonable opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Investor Registrable Securities requested to be included which, in the opinion of such underwriters can be sold, without adversely affecting the marketability of the offering in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(e)           Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Long-Form Registration that is a Demand Registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any financing, sale, acquisition of assets or stock (other than in the ordinary course of business) or any merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Investor Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f)            Selection of Underwriters. The holders of a majority of the Investor Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld or delayed so long as such investment banker(s) and manager(s) are of recognized national standing.

(g)           Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities.

2.             Piggyback Registrations.

(a)           Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor forms, (iii) a registration relating solely to employment benefit plans) and the registration form to be used may be used for the registration of Registrable Securities, (iv) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (v) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Investor Registrable Securities) (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraph 2(b) and paragraph 2(c) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice, subject to the limitations set forth herein.

(b)           Priority on Primary Offerings. If a Piggyback Registration is an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, any Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration (including any Other Registrable Securities); provided that in any event the holders of Investor Registrable Securities shall be entitled to register at least 25% of the securities to be included in any such registration.

(c)           Priority on Secondary Offerings. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein owned by each such holder, and (ii) second, other securities requested to be included in such registration.

(d)           Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

(e)           Obligations of Seller. During such time as any holder of Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute such securities only under the registration statement and solely in the manner described in the registration statement.

3.             Holdback Agreements.

(a)           No holder of Investor Registrable Securities or Other Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, from the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been filed in respect of an IPO to the date that is 180 days following the date of the final prospectus for such IPO (the “IPO Holdback Period”), except as part of such IPO. Notwithstanding the foregoing, this paragraph 3(a) shall not be applicable to or otherwise be binding on the holders of Investor Registrable Securities unless the Company complies with its obligations under paragraph 3(b) in connection with any such offering. The IPO Holdback Period shall also be extended for the minimum period of time which is necessary for a managing or co-managing underwriter of a registered offering to comply with NASD Rule 2711(f)(4). The extension in the immediately preceding sentence is referred to herein as the “Holdback Extension.” The Company may impose stop-transfer instructions with respect to the shares of its Ordinary Shares (or other securities) subject to the foregoing restriction during any IPO Holdback Period or any period of Holdback Extension.

(b)           The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the IPO Holdback Period (including during any period of Holdback Extension) (except as part of such underwritten offering or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree in writing, and (ii) shall cause each officer, director and holder (other than the Investors) of at least 1% (on a fully-diluted basis) of its Ordinary Shares, or any securities convertible into or exchangeable or exercisable for Ordinary Shares, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.

4.             Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Investor Registrable Securities, on the one hand, and the holders of a majority of the Other Registrable Securities, on the other hand, covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of each such counsel), and include in any Short-Form Registration such additional information reasonably requested by a majority of the Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws;

(b)           notify in writing each holder of Registrable Securities to be sold thereunder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(e)           notify in writing each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)            prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case an of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its commercially reasonable efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)            enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, participation in “road shows,” investor presentations and marketing events and effecting a stock split or a combination of shares);

(j)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)           take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(1)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)          permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(n)           use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(o)           use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(p)           obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Investor Registrable Securities being sold reasonably request (provided that such Investor Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

(q)           provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5.             Registration Expenses.

(a)           All expenses incurred in connection with a Long-Form Registration, a Short-Form Registration and a Piggyback Registration, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement, provided, however, that the Company shall not be required to pay for any expenses of any Long-Form Registration proceeding begun if the registration request is subsequently withdrawn at the request of the holders of a majority of Investor Registrable Securities (in which case all participating holders shall bear such expenses), and except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration.

6.             Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, members, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided, however, that the indemnity agreement contained in this subsection 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder; provided further that in no event shall any indemnity under this subsection 6(b) exceed the net proceeds from the offering received by such holder, except in the case of willful fraud by such holder.

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           If the indemnification provided for in this paragraph 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration, except in the case of willful fraud by such holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this paragraph 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(f)            No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.             Participation in Underwritten Offerings. No Person may participate in any offering hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters, provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in paragraph 6 hereof or to agree to any lockup or holdback restrictions, except as specifically provided in paragraph 3(a) hereof. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under paragraph 3 or that are necessary to give further effect thereto.

8.             Additional Parties: Joinder. The Company may permit any executive employee who acquires Ordinary Shares or rights to acquire Ordinary Shares after the date hereof (the “Acquired Common”) to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto, and upon the execution and delivery of the joinder by such Person, such Person shall for all purposes be a “holder of Registrable Securities” under this Agreement with respect to the Acquired Common.

9.             Definitions.

(a)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)           “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(c)           “Investor Registrable Securities” means (i) any Ordinary Shares issued or issuable upon the conversion of any Series A Preference Share or Series B Preference Share issued pursuant to the Share Sale Agreement, (ii) any Ordinary Shares issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Ordinary Shares held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.

(d)           “Other Registrable Securities” means (i) any Ordinary Shares held by any Other Shareholder, and (ii) any Ordinary Shares issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Other Registrable Securities held by the Other Shareholders, such securities shall cease to be Other Registrable Securities when they have been distributed by any Other Shareholder to any of its direct or indirect partners, members, beneficiaries (in the case of a trust) or other owners. As to any particular holder of Other Registrable Securities, during any period when both (x) the Company has completed its Initial Public Offering, and (y) all Registrable Securities held by Other Shareholders (and all other Persons whose securities must be aggregated with those of such holder under Rule 144) may be sold without volume limitations pursuant to Rule 144 in a three-month period, the securities held by such Other Shareholder shall cease to be Registrable Securities during such period and thereafter.

(e)           “Registrable Securities” means, collectively, Investor Registrable Securities and Other Registrable Securities.

(f)                                   Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Share Sale Agreement.

10.                               Miscellaneous.

(a)                                 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)                                 Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)                                  Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)                                 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Investor Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)                                  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities; provided that if any holder of Registrable Securities which is a limited partnership or limited liability company distributes any Registrable Securities to its partners or members after the Company has effected a registered public offering of the Ordinary Shares under the Securities Act, such transferees of Registrable Securities shall no longer be subject to the provisions of paragraph 3(a) hereof.

(f)                                   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)                                  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)                                 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)                                     Governing Law. The law of the applicable state in which the Company is formed shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of New South Wales, without giving effect to any choice of law or conflict of law rules or provisions (whether of New South Wales or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than New South Wales.

(j)                                    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; provided that such notice under this clause (ii) shall not be effective unless within one business day of the notice a copy of such notice is dispatched to the recipient by first class mail, return receipt requested, or reputable overnight courier service (charges prepaid), (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) five days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below, to any holder of Registrable Securities as of the date hereof to the address set forth on the applicable Schedules hereto and to any other party subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change its address for receipt of notice by providing prior written notice of the change to the sending party.

The Company:

Atlassian Corporation Pty Limited

Limited, 173-185 Sussex Street

Sydney NSW 2000

Australia

Attn:    Scott Farquhar

   Michael Cannon-Brookes

with a copy to:

(which shall not constitute notice to the Company)

Freehills

MLC Centre

19 Martin Place

Sydney NSW 2000

Australia

Attention:                        Peter Dunne

Telephone:                  +61-2-9225-5714

Facsimile:                        +61-2-9322-4000

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k)                                 Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l)                                     Further Assurances. The parties to this Agreement have negotiated this Agreement in order to provide registration rights customary for a registered offering on an exchange located in the United States. If the Company intends to conduct a public offering on an exchange located outside the United States, the parties hereto will modify this Agreement accordingly to provide rights customary for such exchange which encompass or reflect the rights intended to be granted to the Investors hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATLASSIAN CORPORATION PTY LIMITED

sign here
►	/s/ Scott Farquhar
Company Secretary/Director

print name	Scott Farquhar

sign here
►	/s/ M. Cannon-Brookes
Director

print name	M. Cannon-Brookes

[Signature Page to Registration Agreement]

OTHER STOCKHOLDERS:

sign here
►	/s/ Scott Farquhar
Scott Farquhar

date	9/July/10

sign here
►	/s/ M. Cannon-Brookes
Michael Cannon-Brookes

date	9/July/2010

sign here
►	/s/ Anton Mazkovoi
Anton Mazkovoi

date	9/July/2010

sign here
►	/s/ Scott Farquhar
Skip Enterprises Pty Limited as trustee for the Farquhar Family Trust by Scott Farquhar, sole Director and sole Company Secretary

date	9/July/10

[Signature Page to Registration Agreement]

sign here
►	/s/ M. Cannon-Brookes
Grokco Pty Limited as trustee for the Grok Trust
by Michael Cannon-Brookes, sole Director

date	M. Cannon-Brookes

[Signature Page to Registration Agreement]

INVESTORS:

ACCEL GROWTH FUND L.P.

By:	Accel Growth Fund Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Its:	Attorney in Fact

ACCEL GROWTH FUND STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Its:	Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2010 L.L.C.

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Its:	Attorney in Fact

ACCEL IX L.P.

By:	Accel IX Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Its:	Attorney in Fact

[Signature Page to Registration Agreement]

ACCEL IX STRATEGIC PARTNERS L.P.

By:	Accel IX Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Its:	Attorney in Fact

ACCEL INVESTOR 2010 (B) L.L.C.

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Its:	Attorney in Fact

[Signature Page to Registration Agreement]

ACCEL LONDON III L.P.

By:	Accel London III Associates L.P.
Its:	General Partner

By:	Accel London III Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Biggs
Name:	Jonathan Biggs
Its:	Attorney in Fact

ACCEL LONDON INVESTORS 2009 L.P.

By:	Accel London III Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Biggs
Name:	Jonathan Biggs
Its:	Attorney in Fact

[Signature Page to Registration Agreement]

THE BOARD OF TRUSTEES OF THE LELAND
STANFORD JUNIOR UNIVERSITY (SBST)

By:	/s/ Kristal Dehnad
Name:	Kristal Dehnad
Its:	Managing Director — Separate Investments

Kristal Dehnad
Associate Director, Charitable Trust Program
Stanford Management Company

[Signature Page to Registration Agreement]

SCHEDULE OF INVESTORS

Accel Growth Fund L.P.

Accel Growth Fund Strategic Partners L.P.

Accel Growth Fund Investors 2010 L.L.C.

Accel IX L.P.

Accel IX Strategic Partners L.P.

Accel Investors 2010 (B) L.L.C.

Accel London III L.P.

Accel London Investors 2009 L.P.

The Board of Trustees of the Leland Stanford Junior University (SBST)

c/o Accel Partners

428 University Avenue

Palo Alto, CA 94301

USA

Telephone:            +1-650-614-4800

Facsimile:                  +1-650-614-4800

Attention:                  Richard Zamboldi

with a copy to:

(which shall not constitute notice to such Investors)

Kirkland & Ellis LLP

950 Page Mill Road

Palo Alto, CA 94304

Telephone:              +1-650-859-7050

Facsimile:                    +1-650- 859-7500

Attention:                    Adam D. Phillips

SCHEDULE OF OTHER SHAREHOLDERS

Scott Farquhar

Michael Cannon-Brookes

Anton Mazkovoi

Skip Enterprises Pty Limited

as trustee for the Farquhar Family Trust

c/- Wearne & Co,

Grokco Pty Limited

as trustee for the Grok Trust

c/- Gateway Partners Pty Limited

7

EXHIBIT A

REGISTRATION AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Agreement dated as of                         (as the same may hereafter be amended, the “Registration Agreement”), among                              , a                           corporation (the “Company”)and the other person named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned’s                     shares of Ordinary Shares shall be included as Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the                    day of                            ,                     .

Signature of Shareholder

Print Name of Shareholder

Agreed and Accepted as of

.

By:

Its:

8